Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark A. Schroeder, Clay W. Ewing, and Bradley M. Rust, with full power of each of them to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including pre- and post-effective amendments or any abbreviated registration statement and any amendments filed pursuant to Rule 462(b) increasing the number or amount of securities for which registration is sought), and to sign any and all additional registration statements relating to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name and Signature	Capacity	Date

/s/ MARK A. SCHROEDER	Principal Executive Officer; Director	June 15, 2018
Mark A. Schroeder

/s/ BRADLEY M. RUST	Principal Financial and Accounting	June 15, 2018
Bradley M. Rust	Officer

/s/ LONNIE D. COLLINS	Director	June 15, 2018
Lonnie D. Collins

/s/ CHRISTINA M. ERNST	Director	June 15, 2018
Christina M. Ernst

/s/ MARC D. FINE	Director	June 17, 2018
Marc D. Fine

/s/ U. BUTCH KLEM	Director	June 15, 2018
U. Butch Klem

/s/ J. DAVID LETT	Director	June 15, 2018
J. David Lett

/s/ CHRIS A. RAMSEY	Director	June 15, 2018
Chris A. Ramsey

/s/ M. DARREN ROOT	Director	June 15, 2018
M. Darren Root

/s/ THOMAS W. SEGER	Director	June 15, 2018
Thomas W. Seger

/s/ RAYMOND W. SNOWDEN	Director	June 15, 2018
Raymond W. Snowden